As filed with the Securities and Exchange Commission on August 14, 2015

Registration No. 333-205950

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Southern California Gas Company

(Exact Name of Registrant as Specified in Its Charter)

California	95-1240705
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

555 West Fifth Street

Los Angeles, California 90013-1011

(213) 244-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sharon L. Tomkins

Southern California Gas Company

Vice President and General Counsel

555 West Fifth Street

Los Angeles, California 90013-1011

(213) 244-1200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Barry M. Clarkson, Esq.

Gregory P. Rodgers, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-205950) (the “Registration Statement”) of Southern California Gas Company is being filed solely to re-file Exhibits 5.1, 23.1 and 23.2 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, Exhibit 5.1, Exhibit 23.1, Exhibit 23.2 and the signature page. This Amendment No. 1 does not modify any provision of the Registration Statement except as specifically noted herein.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Southern California Gas Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 14th day of August, 2015.

Southern California Gas Company

By:	*
Dennis V. Arriola President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed below by the following persons in the capacities indicated on the 14th day of August, 2015.

Signature	Title

* Dennis V. Arriola	President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Bruce A. Folkmann Bruce A. Folkmann	Vice President, Controller, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)

* Jessie J. Knight, Jr.	Chairman and Director

* Joseph A. Householder	Director

* J. Bret Lane	Director

* Martha B. Wyrsch	Director

*	The undersigned does hereby sign this Amendment No. 1 to the Registration Statement on behalf of each of the above indicated directors and officers of Southern California Gas Company pursuant to a power of attorney executed by each such director and officer.

By:	/s/ Bruce A. Folkmann
Bruce A. Folkmann
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

*1.1	Form of Underwriting Agreement (Senior Debt Securities).

*1.2	Form of Underwriting Agreement (First Mortgage Bonds).

*1.3	Form of Underwriting Agreement (Preferred Stock).

3.1	Restated Articles of Incorporation of Southern California Gas Company (incorporated by reference from the Form 10-K for the year ended December 31, 1996 (Exhibit 3.01)).

3.2	Amended and Restated Bylaws of Southern California Gas Company effective June 14, 2010 (incorporated by reference from the Form 8-K filed June 17, 2010 (Exhibit 3.1)).

***4.1	Form of Indenture (Senior Debt Securities).

4.2	Form of Senior Debt Security (included in Exhibit 4.1).

4.3	First Mortgage Indenture of Southern California Gas Company to American Trust Company dated October 1, 1940 (incorporated by reference from the Registration Statement No. 2-4504 (Exhibit B-4)).

4.4	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of August 1, 1955 (incorporated by reference from Registration Statement No. 2-11997 filed by Pacific Lighting Corporation (Exhibit 4.07)).

4.5	Supplemental Indenture of Southern California Gas Company to American Trust Company dated as of December 1, 1956 (incorporated by reference from Sempra Energy’s Form 10-K for the year ended December 31, 2006 (Exhibit 4.09)).

4.6	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank dated as of June 1, 1965 (incorporated by reference from Sempra Energy’s Form 10-K for the year ended December 31, 2006 (Exhibit 4.10)).

4.7	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of August 1, 1972 (incorporated by reference from Registration Statement No. 2-59832 (Exhibit 2.19)).

4.8	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of May 1, 1976 (incorporated by reference from Registration Statement No. 2-56034 (Exhibit 2.20)).

4.9	Supplemental Indenture of Southern California Gas Company to Wells Fargo Bank, National Association dated as of September 15, 1981 (incorporated by reference from Registration Statement No. 333-70654 (Exhibit 4.24)).

4.10	Form of First Mortgage Bond (included in Exhibit 4.3).

*4.11	Form of Certificate of Determination for Series Preferred Stock and stock certificate.

**5.1	Opinion of Latham & Watkins LLP.

12.1	Statements regarding the computation of ratio of earnings to fixed charges and the computation of ratio of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 and for the six months ended June 30, 2015 (incorporated by reference from the Form 10-Q, filed on August 4, 2015 (Exhibit 12.3)).

**23.1	Independent Registered Public Accounting Firm’s Consent (Deloitte & Touche LLP).

**23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

***24.1	Power of Attorney.

Exhibit No.	Description

***25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture for Senior Debt Securities and Trustee under the First Mortgage Indenture.

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.
**	Filed herewith.
***	Previously filed.